EXHIBIT 12


                               CONMED Corporation
      Statement Showing Computations of Ratio of Earnings to Fixed Charges

                                                           1994         1995         1996         1997         1998
                                                         ---------    ---------    ---------    ---------    ---------

Income (loss) before income taxes
  and extraordinary item                                 $   8,306    $  16,763    $  25,447    $ (10,705)   $  30,276
Interest expense                                               628        1,991          217            -       30,891
Portion of rentals representative of
     interest factor                                           146          146          108          147          875
                                                         ---------    ---------    ---------    ---------    ---------
Total earnings available for fixed
     charges                                              $  9,080      $18,900      $25,772     $(10,558)   $  62,042
                                                         =========    =========    =========    =========    =========


Interest expense                                        $      628    $   1,991    $     217   $       -     $  30,891

Portion of rentals representative of
    interest factor                                            146          146          108          147          875
                                                         ---------    ---------    ---------    ---------    ---------
Total fixed charges                                     $      774    $   2,137    $     325   $      147    $  31,766
                                                         =========    =========    =========    =========    =========

Ratio of earnings to fixed charges                           11.73         8.84        79.30          (A)         1.95
                                                         =========    =========    =========    =========    =========

(A) As a result of the loss incurred in 1998, the Company was unable to fully cover the indicated fixed charges.